                                   EXHIBIT "A"

                                  HUGHES CENTER

                         LEGAL DESCRIPTION FOR BUILDING



Lot 1 of AMENDED HUGHES CENTER UNIT No. 1, a commercial subdivision, as shown upon the plat of said subdivision, recorded in Book 33 of Plats Page 38, in the Office of the County Recorder, County of Clark, State of Nevada.



Landlord, from time to time, shall have the right to amend this legal description to accurately reflect the legal parcel if and when it becomes necessary to adjust the legal description to accommodate the development of other adjacent buildings.



                                       A-1

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                                   EXHIBIT "B"

                                  HUGHES CENTER

                             FLOOR PLAN OF PREMISES


                              Floor plan layout for
                               First Floor of 3770
                              Howard Hughes Parkway



                                       B-1

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                                   EXHIBIT "C"

                                  HUGHES CENTER

                                PARKING AGREEMENT



                  This Parking Agreement is incorporated by reference into that certain Lease Agreement dated as of _____________________________, 1997 between ROOM SYSTEMS FINANCE CORPORATION as Tenant and 3770 HUGHES PARKWAY ASSOCIATES, LIMITED PARTNERSHIP as Landlord (the "Lease").


                  1. PARKING FACILITIES. The parking facilities appurtenant to the Building include asphalt surface parking for visitor parking and a separate parking lot for monthly parking ("Parking Facilities"). Tenant shall be entitled to use three (3) uncovered and unreserved vehicle parking spaces, at no charge, within the Parking Lot for he monthly parking of Tenant's employees. Tenant's use of the Parking Facilities shall be based upon a non-exclusive use in common with Landlord, other tenants of the Building, and their guests and invitees. Tenant shall not use more parking spaces than said number, or any spaces (a) which have been specifically assigned by Landlord to other tenants or for such other uses as visitor parking or (b) which have been designated by governmental entities of competent jurisdiction as being restricted to certain uses. Landlord reserves the right to erect such security and access and egress control devices as it may reasonably deem to be appropriate (including, without limitation card controlled gates) and Tenant agrees to cooperate fully with Landlord in such matters. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of such prohibited activities, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

                  2. DEFINITIONS. All capitalized terms contained in the Parking Agreement that are not herein shall have the same definition as set forth in the Least.


                                       C-1

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                                   EXHIBIT "D"

                                  HUGHES CENTER

                                   WORK LETTER



                  It is agreed that Landlord will make certain changes to the Premises ("Premises") leased by Landlord to Tenant pursuant to that certain Lease Agreement (the "Lease") of even date herewith to which a copy of this Work Letter is attached in accordance with the following:


                  1. Landlord, at Landlord's sole cost, shall make those changes to the Premises that are specifically described on Schedule 1 attached hereto. The changes described in the preceding sentence shall be referred to as the "Tenant Improvement Modifications".

                  2. Landlord shall perform as general contractor for the construction of all Tenant Improvement Modifications.

                  3. If Tenant requests any changes in the Tenant Improvement Modifications, Tenant shall present Landlord with drawings and specifications for such changes. If Landlord approves such changes, Landlord shall incorporate such changes in the Tenant Improvement Modifications; Landlord, however, shall require, prior to proceeding with any changes, cash advances in the event Landlord determines that Tenant's proposed changes will increase the cost to construct the Tenant Improvement Modifications.

                  4. If Tenant requests changes and if such changes shall delay the work to be performed hereunder, or if Tenant shall otherwise delay the completion of said work, then, notwithstanding any provision to the contrary in the Lease, Tenant's obligation to pay rent hereunder shall nevertheless commence on the date in Section 1.7 of the Lease.



                                       D-1

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                                   EXHIBIT "D"

                                  HUGHES CENTER

                            SCHEDULE 1 TO WORK LETTER



                  1. Paint the interior walls of the Useable Area of he Premises with Building Standard paint.


                  2. Recarpet the Useable Area of the Premises with Building Standard carpet.



                                       D-2

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                                   EXHIBIT "E"

                                  HUGHES CENTER
                           3770 HOWARD HUGHES PARKWAY

                         BUILDING RULES AND REGULATIONS



                  1. Tenant, or its officers, agents employees, contractors or vendors, shall not obstruct sidewalks, doorways, vestibules, halls, corridors, stairways, lobbies and other common areas (the "Public Areas") with refuse, furniture, boxes; or other items. The Public Areas shall not be used for any purpose other than ingress and egress to and from the Premises, or for going from one part of the Building to another part of the Building. Tenant's doors to the Premises shall not be blocked open and shall remain closed at all times unless first approved in writing by Landlord in its sole discretion.

                  2. Plumbing, fixtures and appliances shall be used only for the purposes for which constructed, and no unsuitable material shall be placed therein.

                  3. No signs, directories, posters, advertisements, or notices shall be painted on or affixed to any portion of the Building or Premises or other parts of the Building or within Tenant's Premises which are visible from any Public Areas of the Building exterior, except in such color, size, and style, and in such places, as shall be first approved in writing by Landlord in its sole discretion. The Premises shall be identified by a standard suite sign which Landlord shall order at Tenant's expense. Landlord shall have the right to remove unapproved signs without notice to Tenant, at Tenant's expense.

                  4. Tenant shall not do, or permit anything to be done in or about the Building, or bring or keep anything therein, that will in any way increase the possibility of fire or other hazard or increase rate of fire or other insurance on the Building. Tenant shall not use or keep in the Building any inflammable or explosive fluid or substance or any illuminating materials. No space heaters or portable fans shall be operated in the Building. Tenant must submit to Landlord a certificate of Fire Retardancy for any fresh evergreens (i.e. Christmas tree, wreaths) to be brought onto the Premises.

             5. Tenant shall notify Landlord when safes or other heavy equipment are to be taken in or out of the Building, and such moving shall only be done after written permission is obtained from Landlord on such conditions as Landlord may require in its sole discretion. Landlord shall have the power to prescribe the weight and position of heavy equipment or other objects which may overstress any portion of the Building. All damage done to the Building by such heavy items will be repaired at the sole expense of he responsible Tenant.

                  6. During normal business hours, Tenant may received routine deliveries at the Premises (i.e. office supplies, bottled water, mail couriers and parcel shipments). All such deliveries must be made via the Building's designated service access route and under no circumstances through the front lobby door. Tenant's initial move-in, move-out and all other non-routine deliveries (i.e. furnishings, large equipment) must occur after normal business hours and only after written permission is obtained from Landlord, on such conditions as Landlord may require in its sole discretion.

                  7. Tenant shall cooperate with Landlord in keeping the Premises neat and clean.

                  8. Tenant shall not cause or permit any improper noises in the Building, or allow any unpleasant odors to emanate from the Premises, or otherwise interfere, injure or annoy in any way other tenants in the Building, or persons having business with them.

                  9. No animals shall be brought into or kept in or about the Building, with the exception of seeing eye dogs.

                  10. When conditions are such that Tenant must dispose of small shipping crates or boxes, it will be the responsibility of Tenant to break down and dispose of same in the refuse container designated by Landlord. The disposal of large shipping creates or boxes or other large objects or quantities; which in Landlord's sole determination could overload the designated refuse container, must be accommodated through Tenant's mover or vendor or may otherwise be prearranged through Landlord at an additional charge to Tenant's account.

                  11. No machinery of any kind, other than ordinary office machines such as typewriters, calculators, facsimile equipment and personal computer equipment shall be operated on the Premises unless first approved in writing by Landlord in its sole discretion.

                  12. No bicycles, motorcycles or similar vehicles will be allowed in the Building.

                  13. No nails, hooks or screws shall be driven into or inserted in any part of the Building unless first approved in writing by Landlord in its sole discretion.

                  14. After normal business hours, Landlord reserves the right to exclude from the Building any person who does not posses an authorized means of access such as a key, card key, or a prearranged written authorization and who is otherwise not an employee or guest of Tenant. Tenant and its officers, agents or employees shall utilize card keys only as instructed by Landlord and in no event shall Tenant allow access to anyone, other than its officers, agents employee, guests or vendors.

                  15. Canvassing, soliciting and peddling in Public Areas, or otherwise within the Building, are strictly prohibited. Unless otherwise approved by Landlord in writing, Tenant shall not use the Premises for the sale of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to other tenants in the Building or the general public. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant's lease. Tenant shall not make door-to-door solicitation of business form other tenants in the Building.

                  16. Tenant shall initially be given to (2) keys to the Premises by Landlord. No duplicates of such keys shall be made by Tenant. Additional keys shall be obtained only from Landlord, at a fee to be determined by Landlord. No additional locks shall be placed upon any doors unless first approved by Landlord in writing. Upon termination of Tenant's lease, Tenant shall surrender all keys to the Premises (and, if applicable, card keys) to Landlord and shall otherwise give Landlord the combination of all locks on the Premises.

                  17. Tenant will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel from servicing such units as routine or emergency access may require. Cost of moving such furnishings for Landlord's access will be billed to Tenant. The lighting and air conditioning equipment of the Building is the exclusive charge of Landlord and its employees.

                  18. Tenant shall comply with all parking rules and regulations as posted and distributed by Landlord form time to time.

                  19. No portion of the Building shall be used for the purpose of lodging rooms.

                  20. Tenant shall not waste electricity, water or other utilities. Tenant will comply with any governmental energy-saving rules, laws or regulations of which Tenant has received notice. Tenant agrees to cooperate fully with Landlord to assure the effective operation of the Building's heating and air conditioning and to refrain from adjusting thermostat controls.

                  21. Vending machines or dispensing machines of any kind shall not be placed in the Premises by Tenant, unless first approved in writing by Landlord in is sole discretion.

                  22. Landlord's written approval, which shall be at Landlord's sole discretion, must be obtained prior to changing from the standard blinds. Landlord will control all blinds and internal lighting that may be visible from the exterior or Public Areas of the Building and shall have the right to change any unapproved blinds and lighting at Tenant's expense.

                  23. Tenant shall not make any changes or alterations to any portion of the Building without Landlord's prior written approval; which may be given on such conditions as Landlord may require in its sole discretion. All such work shall be done by Landlord or by Landlord's contractors and/or workers approved by Landlord, who must work under Landlord's supervision and within Landlord's standards and guidelines.

                  24. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address, without Landlord's prior written approval, which may be given on such conditions as Landlord may require in its sole discretion.

                  25. Tenant shall comply with all safety fire protection, and evacuation procedures and regulations established by Landlord or any governmental agency. Landlord had the right to evacuate the Building in the event of an emergency or catastrophe. Landlord reserves the right to prevent access to the Building in cases of invasion, mob, riot, bomb threat, public excitement or other commotion by closing the doors or by taking other appropriate action.

                  26. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked when the Premises are not fully inhabited.

                  27. Smoking shall not be permitted in Common Areas throughout the Building, including lobbies, hallways, restrooms and stairwells. Smoking is permitted outside the Building; however, smokers must utilize the ash urns which are located outside the Building.

                  28. Landlord has the right to designate a property management company to, among other things, monitor and enforce the Rules and Regulations.

                  29. Tenant is solely responsible for the cost to maintain and repair any and all "Above Standard" items installed within their Premises (i.e., computer room air conditioning unit, sinks, garbage disposals, dishwashers, custom locking devices, specialty lighting, private restroom fixtures, etc.).

                  30. Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its sole judgment shall from time to time be required for the successful and professional operation of the Building, which rules shall be binding upon each tenant and its officers, agents, employees, guests and vendors upon delivery to tenant.

                                   EXHIBIT "F"

                                  HUGHES CENTER

                             COMMENCEMENT MEMORANDUM


[TENANT]

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

Re:      Commencement Memorandum

Dear ____________________________:

                  With reference to that certain lease (the "Lease"), dated ______________________, 199_____, between 3770 HUGHES PARKWAY ASSOCIATES,
LIMITED PARTNERSHIP, a Nevada limited partnership ("Landlord"), and ___________________________, a _________________ ("Tenant"), you are hereby notified of the following. All capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Lease.

                  1. The Commencement Date of the Lease was
______________________, and the Lease will expire at midnight _________________
19_____, if not extended or renewed or terminated earlier pursuant to the Lease.

                  2. The Premises consist of __________________ (________)
square feet of Rentable Area and _______________________ (___________) square feet of Useable Area.

                  3. The prorated amount of Base Rent and Additional Rent for Operating Expenses for the partial month of _____________________ is $________________ and $_____________, respectively.

                  4. The amount of Base Rent and Additional Rent for Operating Expenses for the first full month is $_____________________ and $________________, respectively.

                  5. Pursuant to Paragraph/Articles/Section/Subsection/Exhibit _______________________________________________ of the Lease, you have the right to renew the term of the Lease for one (1) additional term of ___________________ (______) years. The Second Lease Term shall commence on
___________________________, 19____, provided Tenant gives Landlord written notice on or before ___________________________________, 19______ in accordance with the terms of the Lease.

                                         Very truly yours,

                                         [Landlord]

Acknowledged and agreed to by _____________________, this ________ day of ________, 199__.

By:    ________________________

Print Name:    _________________

Print Title:    _________________



                                       F-1